UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certified Accountant.

On January 17, 2006, Integral Systems, Inc. (the “Company”) was notified by Grant Thornton LLP (“Grant Thornton”) that Grant Thornton has resigned as the Company’s independent auditors.

The Company has commenced the process of identifying another suitable independent, outside auditor.

Grant Thornton’s audit reports on the Company’s consolidated financial statements for the fiscal years ended September 30, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2004 and 2005 and the subsequent interim period preceding the date of Grant Thornton’s resignation, there were no “disagreements,” as that term is defined in Item 304(a) of Regulation S-K and the instructions related thereto, with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s fiscal years ended September 30, 2004 and 2005 and the subsequent interim period preceding the date of Grant Thornton’s resignation, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the instructions related thereto.

The Company has provided Grant Thornton with a copy of the disclosures set forth above in Item 4.01 of this Current Report on Form 8-K and has requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton agrees with the statements set forth above in Item 4.01 of this Current Report on Form 8-K and, if not, stating the respects in which Grant Thornton does not agree. A copy of the letter from Grant Thornton to the Securities and Exchange Commission dated January 23, 2006 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Description

16.1 Letter dated January 23, 2006 from Grant Thornton LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date:	January 23, 2006

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter dated January 23, 2006 from Grant Thornton LLP